Exhibit 99.4

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF

ONEOK PARTNERS, L.P. AND THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS

OF THE GENERAL PARTNER OF ONEOK PARTNERS, L.P. RECOMMEND ON THE  PROPOSALS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please fold here – Do not separate ò

The Board of Directors of the General Partner of ONEOK Partners, L.P. and the

Conflicts Committee of the Board of Directors of the General Partners of ONEOK Partners, L.P.

recommend you vote FOR the following proposal 1

1.	To approve the Agreement and Plan of Merger, dated as of January 31, 2017, by and among ONEOK, Inc., New Holdings Subsidiary, LLC, ONEOK Partners, L.P. (“ONEOK Partners”) and ONEOK Partners GP, L.L.C.	☐ For	☐ Against	☐ Abstain

The Board of Directors of the General Partner of ONEOK Partners, L.P. recommends you vote FOR the following proposal 2:

2.

To approve the adjournment of the ONEOK Partners special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the above proposal.

		☐ For	☐ Against	☐ Abstain

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the ONEOK Partners special meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF THE GENERAL PARTNER AND THE CONFLICTS COMMITTEE OF THE BOARD OF THE GENERAL PARTNER RECOMMEND.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ONEOK PARTNERS, L.P.

SPECIAL MEETING OF UNITHOLDERS

[            ], 2017

10:00 a.m. local time

100 West Fifth Street Tulsa, Oklahoma 74103

SPECIAL MEETING OF UNITHOLDERS [ ], 2017	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF ONEOK PARTNERS, L.P.

The undersigned hereby appoints John W. Gibson and Stephen W. Lake, or either of them, with the power of substitution in each, as proxies to vote all common units and Class B units, voting as a single class, of the undersigned in ONEOK Partners, L.P. at the Special Meeting of Unitholders to be held [            ], 2017, and at any and all adjournments or postponements thereof, upon the proposals referred to in Proposals 1 and 2 of this Proxy, and any other business that may properly come before the meeting.

Units will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR UNITS WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF ONEOK PARTNERS, L.P. AND THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF ONEOK PARTNERS, L.P. RECOMMEND A VOTE FOR PROPOSAL 1, AND THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF ONEOK PARTNERS, L.P. RECOMMENDS A VOTE FOR PROPOSAL 2.

If you vote by the Internet or Telephone, DO NOT return your proxy card.
Please mark, sign and date the proxy card. Detach the proxy card and return it in the postage-paid envelope.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/oke Use the Internet to vote your proxy until 11:59 p.m. (CT) on [ ], 2017.	1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on [ ], 2017.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.